Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

August 12, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC 20549

Re: Sears Oil & Gas Corporation

Dear Sirs:

We were previously the principal auditors for Sears Oil & Gas Corporation and we reported on the financial statements of Sears Oil & Gas Corporation for the period from inception, September 9, 2005 to May 20, 2009. We have read Sears Oil & Gas Corporation 's statements under Item 4 of its Form 8-K, dated August 11, 2009, and we agree with such statements.

For the most recent fiscal period through to August 11, 2009, there have been no disagreements between Sears Oil & Gas Corporation and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146

(702) 253-7499 Fax (702) 253-7501